EXHIBIT (d)

                          INVESTMENT ADVISORY CONTRACT

         CONTRACT made this 1st day of September, 2000, between The Wright Blue Chip Master Portfolio Trust, a New York trust (the "Trust"), and WRIGHT INVESTORS' SERVICE, INC., a Connecticut corporation (the "Adviser"):

         1. Duties of the Adviser. The Trust hereby employs the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Trust and, except as otherwise provided in an administration agreement, to administer its affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Contract. The Adviser will perform these duties with respect to any and all series of shares ("Portfolios") which may be established by the Trustees pursuant to the Trust's Declaration of Trust. Portfolios may be terminated and additional Portfolios established from time to time by action of the Trustees of the Trust.

         The Adviser hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of the Adviser's organization in the choice of investments and in the purchase and sale of securities for each Portfolio and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolios and for administering the Trust's affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser's organization and all personnel of the Adviser performing services relating to research and investment activities. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         The Adviser shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of its Portfolios. As investment adviser to the Portfolios, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of each Portfolio's assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940, all as from time to time amended. The Adviser is authorized, in its discretion and without prior consultation with the Trust, but subject to each Portfolio's investment objective, policies and restrictions, to buy, sell, lend and otherwise trade in any stocks, bonds, options and other securities and investment instruments on behalf of the Portfolios, to purchase, write or sell options on securities, futures contracts or indices on behalf of the Portfolios, to enter into commodities contracts on behalf of the Portfolios, including contracts for the future delivery of securities or currency and futures contracts on securities or other indices, and to execute any and all agreements and instruments and to do any and all things incidental thereto in connection with the management of the Portfolios. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Portfolios and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Portfolios, all actions which it deems necessary or desirable to implement the investment policies of the Trust and of each Portfolio.

         The Adviser shall place all orders for the purchase or sale of portfolio securities for the account of a Portfolio with brokers or dealers selected by the Adviser, and to that end the Adviser is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of a Portfolio or the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to seek to execute portfolio security transactions at prices which are advantageous to the Portfolios and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services and products (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser. The Adviser is expressly authorized to cause the Portfolios to pay any broker or dealer who provides such brokerage and research service and products a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, the Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of the Portfolio or the Trust or of other investment companies sponsored by the Adviser.

         2. Compensation of the Adviser. For the services, payments and facilities to be furnished hereunder by the Adviser, the Trust on behalf of each Portfolio shall pay to the Adviser on the last day of each month a fee equal (annually) to the percentage or percentages specified in Annex A of the average daily net assets of such Portfolio throughout the month, computed in accordance with the Trust's Declaration of Trust, registration statement and any applicable votes of the Trustees of the Trust.

         In case of the initiation or termination of the Contract during any month with respect to any Portfolio, each Portfolio's fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Contract is in effect and the fee shall be computed upon the average net assets for the business days the Contract is so in effect for that month.

         The Adviser may, from time to time, waive all or a part of the above compensation.

         3. Allocation of Charges and Expenses. It is understood that the Trust will pay all of its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without limitation (i) expenses of maintaining the Trust and continuing its existence, (ii) registration of the Trust under the Investment Company Act of 1940, (iii) commissions, fees and other expenses connected with the purchase or sale of securities, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, repurchase and redemption of interests, (viii) expenses of printing offering documents for distributing to investors (ix) expenses of reports and notices to interestholders and of meetings of interestholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds and securities, keeping of books and accounts and determination of net asset value), (xiii) fees, expenses and disbursements of transfer agents and registrars for all services to the Trust, (xiv) expenses for servicing interestholder accounts, (xv) any direct charges to interestholders approved by the Trustees of the Trust, (xvi) compensation of and any expenses of Trustees of the Trust who are not officers or employees of the Adviser or the administrator; (xvii) the administration fee payable to the Trust's administrator, and (xix) such nonrecurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

         4. Other Interests. It is understood that Trustees, officers and interestholders of the Trust are or may be or become interested in the Adviser as directors, officers, employees, stockholders or otherwise and that directors, officers, employees and stockholders of the Adviser are or may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as an interestholder or otherwise. It is also understood that directors, officers, employees and stockholders of the Adviser are or may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Adviser may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Wright" or "Wright Investors" or any combination thereof as part of their names, and that the Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

         5. Limitation of Liability of the Adviser. The services of the Adviser to the Trust are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the purchase, holding or sale of any security .

         6. Sub-Investment Advisers. The Adviser may employ one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers to execute the Trust's portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Adviser and such sub-investment adviser provided, however, that any such sub advisory agreement shall be subject to such approval by the Trustees and shareholders of the Trust as shall be required under the Investment Company Act of 1940.

         7. Duration and Termination of this Contract. This Contract shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect as to each Portfolio up to and including February 28, 2002 and shall continue in full force and effect as to each Portfolio indefinitely thereafter, but only so long as such continuance after February 28, 2002 is specifically approved at least annually
(i) by the vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Portfolio and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust, in each case cast in person at a meeting called for the purpose of voting on such approval.

         Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Contract as to any Portfolio, without the payment of any penalty , by action of its Board of Directors or Trustees, as the case may be, and the Trust may, at any time upon such written notice to the Adviser, terminate this Contract as to any Portfolio by vote of a majority of the outstanding voting securities of that Portfolio. This Contract shall terminate automatically in the event of its assignment.

         8. Amendments of the Contract. This Contract may be amended as to any Portfolio by a writing signed by both parties hereto, provided that no material amendment to this Contract shall be effective as to that Portfolio until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of the outstanding voting securities of that Portfolio.

         9. Limitation of Liability. The Adviser expressly acknowledges the provision in the Declaration of Trust of the Trust limiting the personal liability of interestholders of the Trust, and the Adviser hereby agrees that it shall have recourse only to the Trust for payment of claims or obligations as between the Trust and Adviser arising out of this Contract and shall not seek satisfaction from the interestholders or any interestholder of the Trust. No Portfolio shall be liable for the obligations of any other Portfolio hereunder.

         10. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities of that Portfolio" shall mean the vote of the lesser of (a) 67 per centum or more of the interests of the particular Portfolio present or represented by proxy at a meeting of interestholders of the Portfolio if the holders of more than 50 per centum of the outstanding interests of the particular Portfolio are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding interests of the particular
Portfolio, or such other vote as may be required from time to time by the Investment Company Act of 1940.

11. Use of the Name "Wright". The Adviser hereby consents to the use by the Trust of the name "Wright" as part of the Trust's name and the name of each Portfolio should the Trust desire to adopt such name in the future; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser of the Trust. The name "Wright" or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to use the name "Wright." The Adviser shall have the right to require the Trust to cease using the name "Wright" as part of the Trust's name and the name of each Portfolio if the Trust ceases, for any reasons, to employ the Adviser or one of its affiliates as the Trust's investment adviser. Future names adopted by the Trust for itself and its Portfolios, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

         In witness whereof, the undersigned have executed this Contract as of the date first set forth above.

THE WRIGHT BLUE CHIP MASTER                          WRIGHT INVESTORS'
PORTFOLIO TRUST                                      SERVICE, INC.

By:                                                 By:
Name:  s/Peter M. Donovan                           Name: s/A.M. Moody III
Title:   President                                  Title: Senior Vice President

                                                             ANNEX A

                            ANNUAL ADVISORY FEE RATES
                           ----------------------------


                                                                     ANNUAL % ADVISORY FEE RATED

                                                              $100 Mil.   $250 Mil. To   $500 Mil.
                                                Under $100     To $250      $500 Mil.     To $1         Over $1
                                                   Mil.         Mil.                      Billion       Billion
----------------------------------------------- ------------ ------------ -------------- ----------- --------------

Selected Blue Chip Equities Portfolio              0.60%        0.57%         0.54%        0.50%         0.45%

International Blue Chip Equities Portfolio         0.80%        0.78%         0.76%        0.72%         0.67%

U.S. Treasury Portfolio                            0.45%        0.44%         0.42%        0.40%         0.35%

U.S. Treasury Near Term Portfolio                  0.45%        0.44%         0.42%        0.40%         0.35%

Current Income Portfolio                           0.45%        0.44%         0.42%        0.40%         0.35%
----------------------------------------------- ------------ ------------ -------------- ----------- --------------